Exhibit 99.1

For Release:

Thursday, November 6, 2008

7:45 a.m. Eastern

HouseValues Becomes Market Leader

New NASDAQ Ticker “LEDR” trades Monday

KIRKLAND, Wash. – November 6, 2008 – HouseValues, Inc. (NASDAQ: SOLD) announced today that it is changing its company name as part of a broader corporate wide marketing initiative. The company will officially be known as Market Leader effective Monday, November 10, 2008, at which time the company’s common stock will trade under its new ticker symbol (NASDAQ: LEDR).

To facilitate communication with investors regarding this initiative the company has scheduled its regular quarterly conference call at 1:30 pm. Eastern time, on Monday November 17, 2008. To listen to the live conference call, please dial 719-325-4832. A live webcast of the call will be available at http://www.investor.marketleader.com. An audio replay of the call will also be available to investors beginning at 7:30 p.m. Eastern time through midnight Tuesday, November 18 by dialing 719-457-0820 and entering the passcode 6472905# (note corrected passcode.)

To commemorate the official launch of Market Leader, Inc., the NASDAQ stock exchange will feature Market Leader in its closing-bell ceremony at the NASDAQ Market Site in Times Square in New York City on Monday, November 24.

SOLD: FINANCIAL

LEDR: FINANCIAL

Investor and Press Contact:

Mark Lamb

Director of Investor Relations

Market Leader, Inc.

425.952.5801

markl@marketleader.com